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                                                                    Exhibit 10.5



         May 3, 2000

         Mr. George S. Smith, Jr.
         Senior Vice President
         Chief Financial Officer
         Viacom Inc.
         1515 Broadway
         New York, NY  10003

         Dear George:

         This will confirm our understanding that, upon the completion of the merger between Viacom and CBS, you will resign your position as Senior Vice President, Chief Financial Officer and all related positions.
         From that point through December 15, 2000, you shall continue as an employee in the position of Financial Consultant at a salary of $2,000 per month. Effective December 15, 2000, you shall resign your position as Financial Consultant and you (or your estate) shall receive the severance package for Senior Vice Presidents terminated as a result of the merger, a copy of the plan is attached. For each day during your exclusive employment as a Financial Consultant that you are asked to travel to our offices, you shall receive a per diem payment of $1,500, plus reimbursement of expenses.

         Very truly yours,

         /s/ William A. Roskin

         William A. Roskin
                                               AGREED AND ACCEPTED



                                               /s/ George S. Smith, Jr.
                                               --------------------------
                                               George S. Smith, Jr.

                                               Dated:         5/4/00
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